                                                      CONTRACT NO. N01-AI-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.

                       DETAILED TABLE OF CONTRACT CONTENTS

PART I - THE SCHEDULE

      SECTION A - SOLICITATION/CONTRACT FORM

      SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS..................................  4
            ARTICLE B.1.  BRIEF DESCRIPTION OF SUPPLIES OR SERVICES......................  4
            ARTICLE B.2.  ESTIMATED COST AND FIXED FEE...................................  4
            ARTICLE B.3.  PROVISIONS APPLICABLE TO DIRECT COSTS..........................  4
            ARTICLE B.4.  ADVANCE UNDERSTANDINGS.........................................  6

      SECTION C - STATEMENT OF WORK......................................................  7
            ARTICLE C.1.  STATEMENT OF WORK..............................................  7
            ARTICLE C.2.  REPORTING REQUIREMENTS.........................................  7

      SECTION D - PACKAGING, MARKING AND SHIPPING........................................  9

      SECTION E - INSPECTION AND ACCEPTANCE..............................................  9

      SECTION F - DELIVERIES OR PERFORMANCE.............................................. 10
            ARTICLE F.1.  DELIVERIES..................................................... 10
            ARTICLE F.2.  CLAUSES INCORPORATED BY REFERENCE.............................. 10

      SECTION G - CONTRACT ADMINISTRATION DATA........................................... 11
            ARTICLE G.1.  PROJECT OFFICER................................................ 11
            ARTICLE G.2.  KEY PERSONNEL.................................................. 11
            ARTICLE G.3.  INVOICE SUBMISSION/CONTRACT FINANCING REQUEST AND CONTRACT
                              FINANCIAL REPORT........................................... 12
            ARTICLE G.4.  INDIRECT COST RATES............................................ 13
            ARTICLE G.5.  GOVERNMENT PROPERTY............................................ 13
            ARTICLE G.6.  POST AWARD EVALUATION OF PAST PERFORMANCE...................... 14

      SECTION H - SPECIAL CONTRACT REQUIREMENTS.......................................... 15
            ARTICLE H.1.  REIMBURSEMENT OF COSTS FOR INDEPENDENT RESEARCH AND
                              DEVELOPMENT PROJECTS....................................... 15
            ARTICLE H.2.  HUMAN SUBJECTS................................................. 15
            ARTICLE H.3.  CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH.............. 15
            ARTICLE H.4.  NEEDLE EXCHANGE................................................ 16
            ARTICLE H.5.  SALARY RATE LIMITATION LEGISLATION PROVISIONS.................. 16
            ARTICLE H.6.  EPA ENERGY STAR REQUIREMENTS................................... 16
            ARTICLE H.7.  PUBLICATION AND PUBLICITY...................................... 16
            ARTICLE H.8.  PRESS RELEASES................................................. 17
            ARTICLE H.9.  REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE............. 17
            ARTICLE H.10. YEAR 2000 COMPLIANCE........................................... 17

PART II - CONTRACT CLAUSES............................................................... 19

      SECTION I - CONTRACT CLAUSES....................................................... 19
            ARTICLE I.1.  GENERAL CLAUSES FOR A COST-REIMBURSEMENT SERVICE CONTRACT ..... 19
            ARTICLE I.2  AUTHORIZED SUBSTITUTION OF CLAUSES.............................. 22
            ARTICLE I.3.  ADDITIONAL CONTRACT CLAUSES.................................... 22

            ARTICLE I.4.  ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT.......... 23

PART III................................................................................. 25

      SECTION J - LIST OF ATTACHMENTS.................................................... 25


PART IV.................................................................................. 25

      SECTION K - REPRESENTATIONS AND CERTIFICATIONS..................................... 25


                                       2
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                                                          CONTRACT NO1-A1-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.


SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

The purpose of this contract is to provide a specimen repository for domestic and international HIV epidemiology studies, HIV vaccine trials, and other clinical and prevention research studies supported by the DAIDS in the NIAID.

ARTICLE B.2. ESTIMATED COST AND FIXED FEE

a.    The estimated cost of this contract is $9,154,511.

b. The fixed fee for this contract is $452,450. The fixed fee shall be paid in installments based on the percentage of completion of work, as determined by the Contracting Officer, and subject to the withholding provisions of the clauses ALLOWABLE COST AND PAYMENT and FIXED FEE referenced in the General Clause Listing in Part II, ARTICLE I.1. of this contract. Payment of fixed fee shall not be made in less than monthly increments.

c. The Government's obligation, represented by the sum of the estimated cost plus fixed fee, is $9,606,961.

d. Total funds currently available for payment and allotted to this contract are $1,295,817, of which $1,241,460 represents the estimated costs, and of which $54,357 represents the fixed fee. For further provisions on funding, see the LIMITATION OF FUNDS clause referenced in Part II, ARTICLE
      I.2. Authorized Substitutions of Clauses.

e. It is estimated that the amount currently allotted will cover performance of the contract through August 15, 2000.

f.    Increments to be allotted to this contract are estimated as follows:

                                                                                  Total Estimated
      FY          Period                 Estimated Cost          Fixed Fee        Cost Plus Fee
      --          ------                 --------------          ---------        ----------------
      1999        8/16/99-8/15/00        $1,241,460              $ 54,357         $1,295,817
      2000        8/16/00-8/15/01        $1,027,597              $ 52,767         $1,080,364
      2001        8/16/01-8/15/02        $1,242,260              $ 60,496         $1,302,756
      2002        8/16/02-8/15/03        $1,280,768              $ 64,427         $1,345,195
      2003        8/16/03-8/15/04        $1,340,291              $ 67,626         $1,407,917
      2004        8/16/04-8/15/05        $1,399,171              $ 70,776         $1,469,947
      2005        8/16/05-8/15/06        $1,622,964              $ 82,001         $1,704,965
                                         ----------              --------         ----------
                        TOTAL            $9,154,511              $452,450         $9,606,961


g. The Contracting Officer may allot additional funds to the contract without the concurrence of the Contractor.

ARTICLE B.3. PROVISIONS APPLICABLE TO DIRECT COSTS

a.    ITEMS UNALLOWABLE UNLESS OTHERWISE PROVIDED

      Notwithstanding the clauses, ALLOWABLE COST AND PAYMENT and FIXED FEE, incorporated in this contract, unless authorized in writing by the Contracting Officer, the costs of the following items or activities shall be unallowable as direct costs:

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                                                          CONTRACT NO1-A1-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.


      (1)   Acquisition, by purchase or lease, of any interest in real property;

      (2)   Special rearrangement or alteration of facilities;

      (3) Purchase or lease of ANY item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

      (4)   Travel to attend general scientific meetings;

      (5)   Foreign travel - See b(2) below ;

      (6)   Patient care costs;

      (7) Accountable Government property (defined as both real and personal property with an acquisition cost of $1,000 or more and a life expectancy of more than two years) and "sensitive items" (defined and listed in the Contractor's Guide for Control of Government Property), 1990, regardless of acquisition value;

      (8)   Consultants; and

      (9)   Subcontract(s).

b.    TRAVEL COSTS

      (1)   Domestic Travel

            (a) Total expenditures for domestic travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this contract shall not exceed $22,470 without the prior written approval of the Contracting Officer.

            (b) The Contractor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulation (FAR) 31.205-46.

      (2)   Foreign Travel

            Requests for foreign travel must be submitted at least six weeks in advance and shall contain the following: (a) meeting(s) and place(s) to be visited, with costs and dates; (b) name(s) and title(s) of Contractor personnel to travel and their functions in the contract project; (C) contract purposes to be served by the travel; (d) how travel of contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of NIH contract funds; (e) how such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and (f) what additional functions may be performed by the travelers to accomplish other purposes of the contract and thus further benefit the project.

      (3)   Government Discount Air Travel Rates

            (a) To the maximum extent practicable consistent with travel requirements, the Contractor agrees to use the reduced air transportation rates and services provided through available Government discount air fares. These fares are available only for bona-fide employees' travel that is otherwise reimbursable as a direct cost pursuant to this contract. The objective is to achieve the lowest overall cost to the Contractor and, thus, to the Government. The Contractor shall submit written requests to the Contracting Officer for authorization to use these rates. The request shall provide the full name of the traveler(s), the number of the contract for which the travel is being performed, the contract objective that is to be fulfilled, and the dates during which the travel is to occur. Contracting Officer approval, if given, will be on official agency letterhead so that

                                       4
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                                                          CONTRACT NO1-A1-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.


                  the letter can be presented to the airline as confirmation of the authorization.

            (b) Nothing in this clause shall authorize transportation or services which are not otherwise reimbursable under this contract. Nothing in this clause requires air carriers to make available to the Contractor any government discount airfares.

ARTICLE B.4.  ADVANCE UNDERSTANDINGS

Other provisions of this contract notwithstanding, approval of the following items within the limits set forth is hereby granted without further authorization from the Contracting Officer.

a.    PRE-CONTRACT COSTS

      Within the dollar limitation set forth under SECTION B, ARTICLE B.2., the Contractor shall be entitled to reimbursement for costs incurred during the period August 16, 1999 through August 31, 1999, in an amount not to exceed $50,000, which if incurred after this contract had been entered into would have been reimbursable under the provisions of this contract.

b.    INDIRECT COSTS

      Pending the establishment of final indirect cost rates for any period, billing and reimbursement shall be made on the basis of provisional billing rates set forth in the Negotiated Indirect Cost Rate Agreement of April 1, 1998.

c.    SUBCONTRACT

      To negotiate a cost type subcontract with Information Management Services, Inc. (IMS) for Computerized biological specimen inventory and tracking for an amount not to exceed $275,628. Award of the subcontract shall not proceed without the prior written approval of the Contracting Officer upon review of the supporting documentation as required by the Subcontracts clause of the General Clauses incorporated in this contract. (After written approval of the subcontract by the Contracting Officer, a copy of the signed, approved subcontract shall be provided to the Contracting Officer.)

d.    USE OF SAMPLES/PRODUCTS RECEIVED UNDER THIS CONTRACT

      The contractor agrees that samples/products received from/through the Government for utilization under this contract shall be used only for purposes required to fulfill the Statement of Work and for no other purpose, specifically not for manufacturing or selling in conjunction with its parent company.

e.    CORRESPONDENCE PROCEDURES

      To promote timely and effective administration, correspondence (except for invoices, technical progress reports/other deliverables) submitted under this contract shall be subject to the following procedures:

      (1) Technical correspondence shall be addressed to the Project Officer with an information copy of the basic correspondence to the Contracting Officer. (As used herein, technical correspondence EXCLUDES correspondence which proposes deviations from or modifications of contract requirements, terms or conditions)

      (2) Other correspondence shall be addressed to the Contracting Officer, with an information copy of the basic correspondence to the Project Officer.

      (3) Subject Line(s). All correspondence shall contain a subject line commencing with the contract number as illustrated below:

                  SUBJECT: Contract No. NO1-AI-95381
                              Request for Approval of

                                       5
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                                                          CONTRACT NO1-A1-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.


g.    CONFIDENTIAL TREATMENT OF SENSITIVE INFORMATION

      The Contractor shall guarantee strict confidentiality of the information/data that is provided by the Government during the performance of the contract. The Government has determined that the information/data that the Contractor will be provided during the performance of the contract is of a sensitive nature and can not be disclosed in any matter.

      Disclosure of the information/data, in whole or in part, by the Contractor can only be made after the Contractor receives prior written approval from the Contracting Officer. Whenever the Contractor is uncertain with regard to the proper handling of information/data under the contract, the Contractor shall obtain a written determination from the Contracting Officer.


SECTION C - STATEMENT OF WORK

ARTICLE C.1.  STATEMENT OF WORK

a. Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to perform the Statement of Work SECTION J, ATTACHMENT 1 , dated August 16, 1999, attached hereto and made a part of this contract.


ARTICLE C.2.  REPORTING REQUIREMENTS

a.    TECHNICAL REPORTS

      In addition to those reports required by the other terms of this contract, the Contractor shall prepare and submit the following reports in the manner stated below and in accordance with ARTICLE F.1. DELIVERIES of this contract:

      1)    Quarterly Progress Reports

            By the fifteenth day of the month following the end of each quarter, the Contractor shall submit two (2) copies of a quarterly progress report as described below. The first reporting period shall consist of the first full three months of performance including any fractional part of the initial month (August 16, 1999 through November 30, 1999). One (1) copy shall be submitted to the Project Officer and one (1) copy to the Contracting Officer. A quarterly report is not due when an annual report is due. The quarterly report should be factual, concise, and consist of the following:

            a)    Title page containing:

                  (1) Contract number and title

                  (2) Sequence of report; (e.g., "Year 1, 2nd Quarterly Report")

                  (3) Period of performance being reported

                  (4) Contractor's name and address

                  (5) Date of submission

            b) Reports shall include, but are not limited to the following information:

                  (1) A brief introduction covering the objective and scope of the contract effort.

                  (2) A description of the overall work accomplished during
                      the quarter plus brief descriptions of shipping activity both into and out of the Repository, including specimen disbursement requests.

                  (3) A description of any technical or performance problems encountered and corrective actions planned or taken.

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                                                          CONTRACT NO1-A1-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.


                  (4) An explanation of any differences between planned and
                      actual progress.

                  (5) Selected other information as may be required by the
                      Project Officer.

      2)    Annual Progress Report

            Thirty (30) days after each anniversary date of the contract, the Contractor shall submit two (2) copies of an annual report. One (1) copy shall be submitted to the Project Officer and one (1) copy to the Contracting Officer. The annual report shall be factual and concise and summarize progress for the entire contract year, following the same format as for the Quarterly Progress Reports and shall take the place of the fourth Quarterly Progress Report each year. An annual report is not required when the final report is due.

      3)    Interim Reports

            Upon request by the Project Officer, and within five working days of such a request, the Contractor shall provide an interim report to cover the period of the current week or latest 1 - 4 weeks, and describing:

            a)    the specific work accomplished and in progress
            b) a summary of all shipping activity into and out of the Repository
            c) a description of any technical or performance problems encountered and corrective actions planned or taken
            d)    estimated time taken to complete the work described
            e)    selected other items as required by the Project Officer

      4)    Final Report

            The contractor shall submit two (2) copies of the final report, which will summarize the results of the entire contract work for the complete performance period. One (1) copy shall be submitted to the Project Officer and one (1) copy to the Contracting Officer. This report will follow the same format as for the Annual Progress Report and shall take the place of the last Annual Progress Report. It shall be in sufficient detail to explain comprehensively the results achieved and shall be submitted no later than the completion date of the contract.

      5)    Other Deliverables

            a) The Contractor shall prepare a transition plan within 30 calendar days of award date.
            b) The Contractor shall prepare a User Manual of SOPs, subject to Project Officer approval, for all aspects of specimen handling within 45 calendar days of award date.
            c) By February 1, 2000, the Contractor shall prepare (in coordination with the Project Officer and other DAIDS cohorts) a Repository Management Plan, subject to Project Officer approval, which addresses issues of a proposed maximum capacity that the DAIDS Specimen Repository should maintain; criteria for determining which specimens are collected, stored, or discarded for each research study; availability/accessibility of specimens to the scientific community; quality control; and specific steps to institute the plan's targeted goals.
            d) The Contractor, subject to Project Officer approval, shall deliver to the Government or its designee the following items by the completion date of the Contract:

                  (1) Stored specimens including those received by the Contractor from the Project Officer or designated investigators.
                  (2) A computer-generated listing of accurate and updated information on specimen inventory, including activities of the contractor, computerized data files, original data, and any necessary information related thereto;
                  (3)   Labeled and inventoried paper files; and
                  (4)   Government-owned equipment and specimen property.

                                       7
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                                                          CONTRACT NO1-A1-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.


b.    Delivery of Reports

      If the Contractor becomes unable to deliver the reports or other deliverables specified hereunder within the period of performance because of unforeseen difficulties, notwithstanding the exercise of good faith and diligent efforts in performance of the work, the Contractor shall give the Contracting Officer immediate written notice of anticipated delays with reasons therefore at the address given below.

      1)    Project Officer
            ETB, VPRP, DAIDS, NIAID, NIH
            6700-B Rockledge Drive, Room 4232, MSC 7628
            Bethesda, Maryland 20892-7628

      2)    Contracting Officer
            CMB, DEA, NIAID, NIH
            6700-B Rockledge Drive, Room 2230, MSC 7612
            Bethesda, Maryland 20892-7612


SECTION D - PACKAGING, MARKING AND SHIPPING

All Specimens under this contract shall be packaged, marked and shipped in accordance with Government specifications. Specifically, shipping containers must be used which comply with U.S. DOT or IATA regulations for infectious substances, styrofoam boxes, liquid nitrogen shipping containers, labeling material, shipping forms, and any other IATA requirements.

The contractor shall operate in accordance with the basic references and other modifications by the Public Health Service which include but are not limited to:

      (1)   Title 49 CFR Part 100-199 Transportation

      (2) Title 42 CFR Part 71.54 and 72.3 Etiologic Agents, Hosts and Vectors; Interstate Shipment of Etiologic Agents

      (3)   Title 39 CFR Part 124 Postal Services

      (4) International Air Transport Association (IATA), Dangerous Goods Regulations 36th Edition 1995, and 1997 changes to the IATA Dangerous Good Regulations

      (5) International Civil Aviation Organization (ICAO) Technical Instructions for the Safe Transportation of Dangerous Good by Air 1995-1996

      (6) United Nations Recommendations on the Transport of Dangerous Good 8th Edition

All other deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the contract number and name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

SECTION E - INSPECTION AND ACCEPTANCE

a The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided.

b. For the purpose of this ARTICLE the Project Officer is the authorized representative of the Contracting Officer.

c.    Inspection and acceptance will be performed at:

                              ETB, VPRP, DAIDS, NIAID, NIH

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                                                          CONTRACT NO1-A1-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.


                              6700-B Rockledge Drive, Room 4232, MSC 7628
                              Bethesda, Maryland 20892-7628

      Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

d. This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

      FAR Clause No. 52.246-5, INSPECTION OF SERVICES-COST REIMBURSEMENT (APRIL 1984).

SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F.1.  DELIVERIES

a. Satisfactory performance of this contract shall be deemed to occur upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the items specified in the Delivery Schedule which are described in SECTION C of this contract.

b. Deliveries required by the contractor shall be made f.o.b. destination as set forth in FAR 52.247-35, F.O.B. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the dates specified below:

-----------------------------------------------------------------------------------------------------
TYPE OF REPORT     NO OF COPIES           ADDRESS                             DUE DATES
--------------     ------------      -------------------------------     ----------------------------
Quarterly               1            Project Officer                     Beginning on December 15,
                                     VPRP, ETB, DAIDS                    1999, and quarterly
                                     NIAID, NIH                          thereafter.  A quarterly
                                     6700-B Rockledge Dr.                will not be due when
                                     Rm. 4232                            submitting an annual or
                                     Bethesda, MD 20892                  final report.
--------------     ------------      -------------------------------     ----------------------------
Quarterly               1            Contracting Officer                 Same as above
                   (Original)        NIH, NIAID, CMB
                                     6700-B Rockledge Dr.
                                     Rm. 2230, MSC 7612
                                     Bethesda, MD 20892-7612
--------------     ------------      -------------------------------     ----------------------------
Annual                  1            P.O.'s Address above                Beginning September 15,
                                                                         2000, and 30 days following
                                                                         each anniversary date of
                                                                         the contract thereafter.
--------------     ------------      -------------------------------     ----------------------------
Annual                  1            C.O.'s Address above                Same as above
                   (Original)
--------------     ------------      -------------------------------     ----------------------------
Final                   1            P.O.'s Address above                On/before August 15, 2006
--------------     ------------      -------------------------------     ----------------------------
Final                   1            C.O.'s Address above                Same as above
                   (Original)
------------------------------------ ----------------------------------- -----------------------------


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                                                          CONTRACT NO1-A1-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.


ARTICLE F.2. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. Also, the full text of a clause may be accessed electronically at this address:
http://www.arnet.gov/far/.

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSE:

      52.242-15, Stop Work Order (AUGUST 1989) with ALTERNATE I (APRIL 1984).

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1.  PROJECT OFFICER

The following Project Officer(s) will represent the Government for the purpose of this contract:

                  Elaine Matzen, R.N., Health Specialist

The Project Officer is responsible for: (1) monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the Statement of Work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the Statement of Work;
(2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

The Contracting Officer hereby delegates the Project Officer as the Contracting Officer's authorized representative responsible for signing software license agreements issued as a result of this contract.

The Government may unilaterally change its Project Officer designation.

ARTICLE G.2.  KEY PERSONNEL

The personnel specified in this contract are considered to be essential to the work to be performed hereunder. Prior to diverting any of the specified individuals to other programs, the Contractor shall notify the Contracting Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program. No diversion shall be made by the Contractor without the written consent of the Contracting Officer; provided, that the Contracting Officer may ratify in writing such diversion and such ratification shall constitute the consent of the Contracting Officer required by this article. The contract may be amended from time to time during the course of the contract to either add or delete personnel, as appropriate.

The following individuals are considered to be essential to the work being performed hereunder:

                        NAME                                     TITLE
            Mark Cosentino, Ph.D., D.P.M.                  Principal Investigator
            Carla Hanson                                   Co-Project Manager
            Kathi Shea                                     Co-Project Manager


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                                                          CONTRACT NO1-A1-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.


            Jiuping (Jay) Ji, Ph.D.                        Co-Investigator
            Hanna Weissberger, Ph.D.                       Co-Investigator

ARTICLE G.3. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST AND CONTRACT FINANCIAL REPORT

a. Invoice/Financing Request Instructions and Contract Financial Reporting for NIH Cost-Reimbursement Type Contracts NIH(RC)-4 are attached and made part of this contract. The instructions and the following directions for the submission of invoices/financing request must be followed to meet the requirements of a "proper" payment request pursuant to FAR 32.9.

b. These instructions also provide for the submission of financial and personnel reporting required by HHSAR 342.7002. Unless otherwise stated in that part of the Instructions for Completing Form NIH(RC)-4 (see ATTACHMENT 1), all columns A through H shall be completed for each invoice submitted.

c. The Contracting Officer may require the Contractor to submit detailed support for costs contained in one or more interim financial invoices. This clause does not supersede the record retention requirements of FAR
      Part 4.7.

d. The contractor agrees to provide a detailed breakdown on invoices of cost and personnel reporting and variances from the negotiated budget in the following cost categories:

      1) Direct Labor - List individuals by name, title/position, hourly/annual rate, level of effort, and amount claimed.
      2)    Fringe Benefits - Cite rate and amount
      3)    Overhead - Cite rate and amount
      4) Materials & Supplies - Include detailed breakdown when total amount is over $1,000.
      5) Travel - Identify travelers, dates, destination, purpose of trip, and amount. Cite COA, if appropriate. List separately, domestic travel, general scientific meeting travel, and foreign travel.
      6)    Consultant Fees - Identify individuals and amounts.
      7)    Subcontracts - Attach subcontractor invoice(s).
      8) Other Direct Costs - Provide breakdown when total amount is over $1,000.
      9)    Equipment - Cite authorization and amount.
      10)   G&A - Cite rate and amount.
      11)   Total Cost
      12)   Fixed Fee
      13)   Total Amount Claimed
      14)   Adjustments
      15)   Grand Totals

e. Invoices must include the cumulative total expenses to date, adjusted (as applicable) to reflect any amounts suspended by the Government.

e. THE CONTRACTOR AGREES TO IMMEDIATELY NOTIFY THE CONTRACTING OFFICER, IN WRITING, IF THERE IS AN ANTICIPATED OVERRUN (ANY AMOUNT) OR UNEXPENDED BALANCE (GREATER THAN 10 PERCENT) OF THE AMOUNT CURRENTLY ALLOTTED TO THE CONTRACT AND THE REASONS FOR THE VARIANCE. Also, refer to the requirements of FAR 52.232-20, Limitation of Cost, referenced in the contract.

f. Invoices/financing requests shall be submitted in the form of an ORIGINAL AND TWO COPIES to the following designated BILLING office:

                   Contracting Officer
                   Contract Management Branch, DEA
                   National Institute of Allergy and Infectious Diseases, NIH 6700-B Rockledge Drive, Room 2230, MSC 7612

                                                          CONTRACT NO1-A1-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.


                        Bethesda, Maryland  20892-7612

g. Inquiries regarding approval of invoices should be directed to the designated BILLING office, (301) 496-0612.

h. The Contractor shall include the following certification on every invoice for reimbursable costs incurred with Fiscal Year funds subject to the salary rate limitation provisions as specified in ARTICLE H.5. of this contract. For billing purposes, certified invoices are required for the billing period during which the applicable Fiscal Year funds were initially charged through the final billing period utilizing the applicable Fiscal Year funds:

            "I hereby certify that the salaries charged in this invoice are in compliance with the Public Law (P.L.) cited for the applicable Fiscal Year as stated in ARTICLE H.5. of the above referenced contract."


ARTICLE G.4.  INDIRECT COST RATES

In accordance with Federal Acquisition Regulation (FAR) (48 CFR Chapter 1) Clause 52.216-7 (d)(2), Allowable Cost and Payment incorporated by reference in this contract in Part II, Section I, the cognizant Contracting Officer responsible for negotiating provisional and/or final indirect cost rates is identified as follows:

            Director, Division of Financial Advisory Services
            Office of Contracts Management
            National Institutes of Health
            6100 Building, Room 6B05
            6100 EXECUTIVE BLVD MSC-7540
            BETHESDA MD 20892-7540

Please see Article B.4. Advance Understandings, paragraph b., Indirect Costs. These rates are hereby incorporated without further action of the Contracting Officer. The above information notwithstanding, the notification required to be submitted to the Contracting Officer pursuant to FAR 52.232-22, "Limitation of Funds," of this contract shall remain in effect.


ARTICLE G.5.  GOVERNMENT PROPERTY

a. In addition to the requirements of the clause, GOVERNMENT PROPERTY, incorporated in Section I of this contract, the Contractor shall comply with the provisions of DHHS Publication, CONTRACTOR'S GUIDE FOR CONTROL OF GOVERNMENT PROPERTY, (1990), which is incorporated into this contract by reference. Among other issues, this publication provides a summary of the Contractor's responsibilities regarding purchasing authorizations and inventory and reporting requirements under the contract. A copy of this publication is available upon request to the Contract Property Administrator.

      This contract's Contract Property Administrator is:

            Charles Varga
            Contracts Property Administrator
            Research Contracts Property Administration, NIH
            6011Building, Room 641E
            6011 EXECUTIVE BLVE MSC 7670
            BETHESDA MD 20852-7670
            (301) 496-6466

                                                          CONTRACT NO1-A1-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.


b.    CONTRACTOR-ACQUIRED GOVERNMENT PROPERTY - SCHEDULE I-A

      Pursuant to the clause, GOVERNMENT PROPERTY, incorporated in this contract, the Contractor is hereby authorized to acquire the property listed in Schedule I-A below for use in direct performance of the contract. Title of this property shall vest in the Government

                             SCHEDULE I-A - (Year 1)

      Item No.    Quantity         Description                           Est. Cost
      --------    --------         -----------                           ---------
      1-15           15      -70 degrees freezers @ $7,550 each          $ 113,250
      16-19          4       LN2 freezers (XLC-1830) @ $20,450 each      $  81,800
      17             1       Racking System for LN2                      $   4,740
      18             1       Additional LN2 Vacuum Piping                $   9,500
      19-25          7       Racking System for -70c @ $3,388 each       $  23,716
      26-28          3       Bar Coding Scanner @ $1,300 each            $   3,900
      29-32          4       Computers @ $887 each                       $   3,548
      33             1       T1 Line for Computer System                 $   1,000
                                                                         ----------
                                         TOTAL                           $ 241,454


c.    CONTRACTOR-ACQUIRED GOVERNMENT PROPERTY - SCHEDULE I-B

      Pursuant to the clause, GOVERNMENT PROPERTY, incorporated in this contract, the Contractor will be authorized to acquire the property listed in Schedule I-B for use in direct performance of the contract, following receipt of the Contracting Officer's written approval, based on contractor-furnished prices and evidence of competition.

                           SCHEDULE I-B -- (Years 2-7)

     Description                   Yr.2         Yr.3         Yr.4        Yr.5        Yr.6         Yr.7      Total (Yrs. 2-7)
     -----------                   ----         ----         ----        ----        ----         ----      ----------------
     -70(degree)freezer &        8 units      13 units     13 units    13 units    13 units     13 units       73 units
     racking system              $ 90,129     $147,259     $151,677    $156,228    $160,914     $165,741       $871,948

     LN2 freezer &               1 unit       2 units      1 unit      1 unit      1 unit       2 units        8 units
     racking system              $25,946      $53,447      $27,526     $28,352     $29,202      $60,157        $224,630

         Total                   $116,075     $200,706     $179,203    $184,580    $190,116     $225,898       $1,096,578

d.   GOVERNMENT FURNISHED PROPERTY - SCHEDULE II-A

     Pursuant to the clause, GOVERNMENT PROPERTY, incorporated in this contract, the Contractor is hereby authorized to retain custody of the property listed in Attachment 5, Schedule II-A for use in direct performance of this contract. Accountability for the items listed in Schedule II-A is hereby transferred to this contract from predecessor Contract No. NO1-AI-45204 , under which these items were provided by the Government. Title to this property shall remain in the Government.

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                                                          CONTRACT NO1-A1-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.


ARTICLE G.6. POST AWARD EVALUATION OF PAST PERFORMANCE

Interim and final evaluations of contractor performance will be prepared on this contract in accordance with FAR 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, interim evaluations will be prepared annually to coincide with the anniversary date of the contract.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. Any disagreement between the parties regarding an evaluation will be referred to an individual one level above the Contracting Officer, whose decision will be final.

Copies of the evaluations, contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

SECTION H - SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1. REIMBURSEMENT OF COSTS FOR INDEPENDENT RESEARCH AND DEVELOPMENT PROJECTS

The primary purpose of the Public Health Service (PHS) is to support and advance independent research within the scientific community. This support is provided in the form of contracts and grants totaling approximately 7 billion dollars annually. PHS has established effective, time tested and well recognized procedures for stimulating and supporting this independent RESEARCH by selecting from multitudes of applications those research projects most worthy of support within the constraints of its appropriations. The reimbursement through the indirect cost mechanism of independent research and development costs not incidental to product improvement would circumvent this competitive process.

To ensure that all research and development projects receive similar and equal consideration, all organizations may compete for direct funding of independent research and development projects they consider worthy of support by submitting those projects to the appropriate Public Health Service grant office for review. Since these projects may be submitted for direct funding, the Contractor agrees that no costs for any independent research and development project, including all applicable indirect costs, will be claimed under this contract.

ARTICLE H.2.  HUMAN SUBJECTS

It is hereby understood and agreed that research involving human subjects shall not be conducted under this contract, and that no material developed, modified, or delivered by or to the Government under this contract, or any subsequent modification of such material, will be used by the Contractor or made available by the Contractor for use by anyone other than the Government, for experimental or therapeutic use involving humans without the prior written approval of the Contracting Officer.

ARTICLE H.3. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

a. Pursuant to Public Law(s) cited in paragraph b. , below, NIH is prohibited from using appropriated funds to support human embryo research. Contract funds may not be used for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.208(a)(2) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term "human embryo or embryos" includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

     Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

b.   PUBLIC LAW AND SECTION NO.         FISCAL YEAR           PERIOD COVERED
         105-297, Section 511               1999             10/1/98 - 9/30/99


ARTICLE H.4.  NEEDLE EXCHANGE

a. Pursuant to Public Law(s) cited in paragraph b., below, contract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

b.   PUBLIC LAW AND SECTION NO.         FISCAL YEAR           PERIOD COVERED
         105-277, Section 505               1999             10/1/98 - 9/30/99


ARTICLE H.5. SALARY RATE LIMITATION LEGISLATION PROVISIONS

a. Pursuant to Public Law(s) cited in paragraph b., below, no NIH Fiscal Year funds for the applicable fiscal year(s) and periods cited in paragraph b., below may be used to pay the direct salary of an individual through this contract at a rate in excess of applicable amount shown for the fiscal year and period covered. Direct salary is exclusive of overhead, fringe benefits and general and administrative expenses. The per year salary rate limit also applies to individuals proposed under subcontracts. If this is a multi-year contract, it may be subject to unilateral modifications by the Government if an individual's salary rate exceeds any salary rate ceiling established in future DHHS appropriation acts.

                                                                  DOLLAR AMOUNT OF
b.   PUBLIC LAW NO.      FISCAL YEAR      PERIOD COVERED         SALARY LIMITATION
         105-277            1999         10/1/98 - 9/30/99          $125,900


ARTICLE H.6. EPA ENERGY STAR REQUIREMENTS

In compliance with Executive Order 12845 (requiring Agencies to purchase energy efficient computer equipment) all microcomputers, including personal computers, monitors, and printers that are deliverables under the procurement or are purchased by the contractor using Government funds in performance of a contract shall be equipped with or meet the energy efficient low-power standby feature as defined by the EPA Energy Star program unless the equipment always meets EPA Energy Star efficiency levels. The microcomputer, as configured with all components, must be Energy Star compliant.

This low-power feature must already be activated when the computer equipment is delivered to the agency and be of equivalent functionality of similar power managed models. If the equipment will be used on a local area network, the vendor must provide equipment that is fully compatible with the network environment. In addition, the equipment will run commercial off-the-shelf software both before and after recovery from its energy conservation mode.

                                                          CONTRACT NO1-A1-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.


ARTICLE H.7.  PUBLICATION AND PUBLICITY

The contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

     "This project has been funded in whole or in part with Federal funds from the National Institute of Allergy and Infectious Diseases, National Institutes of Health, under Contract No. NO1-AI-95381."


ARTICLE H.8.  PRESS RELEASES

a. Pursuant to Public Law(s) cited in paragraph b., below, the contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

b.   PUBLIC LAW AND SECTION NO.         FISCAL YEAR         PERIOD COVERED
         105-277, Section 507              1999            10/1/98-9/30/99


ARTICLE H.9. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General's Office in writing or on the Inspector General's Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is HTIPS@OS.DHHS.GOV and the mailing address is:

         Office of Inspector General
         Department of Health and Human Services
         TIPS HOTLINE
         P.O. Box 23489
         Washington, D.C.  20026

Information regarding procedural matters is contained in the NIH Manual Chapter 1754, which is available on (http://www1.od.nih.gov/oma/oma.htm)

ARTICLE H.10. YEAR 2000 COMPLIANCEARTICLE H.10. YEAR 2000 COMPLIANCE

In accordance with FAR 39.106, Information Technology acquired under this contract must be Year 2000 compliant as set forth in the following clause(s):

1.   SERVICE INVOLVING THE USE OF INFORMATION TECHNOLOGY

     YEAR 2000 COMPLIANCE--SERVICE INVOLVING THE USE OF INFORMATION TECHNOLOGY

     The Contractor agrees that each item of hardware, software, and firmware used under this contract shall be able to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries and the Year 1999 and the Year 2000 and leap year calculations.

                                 (End of Clause)

                                                          CONTRACT NO1-A1-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.

2.   NONCOMMERCIAL SUPPLY ITEMS WARRANTY

     YEAR 2000 WARRANTY--NONCOMMERCIAL SUPPLY ITEMS

     The contractor warrants that each noncommercial item of hardware, software, and firmware delivered or developed under this contract and listed below shall be able to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries and the Year 1999 and the Year 2000 and leap year calculations, when used in accordance with the item documentation provided by the contractor, provided that all listed or unlisted items (e.g., hardware, software and firmware) used in combination with such listed item properly exchange date data with it. If the contract requires that specific listed items must perform as a system in accordance with the foregoing warranty, then that warranty shall apply to those listed items as a system. The duration of this warranty and the remedies available to the Government for breach of this warranty shall be as defined in, and subject to, the terms and limitations of any general warranty provisions of this contract provided that notwithstanding any provision to the contrary in such warranty provision(s), or in the absence of any such warranty provision(s), the remedies available to the Government under this warranty shall include repair or replacement of any listed item whose noncompliance is discovered and made known to the contractor in writing within ninety
     (90) days after acceptance. Nothing in this warranty shall be construed to limit any rights or remedies the Government may otherwise have under this contract with respect to defects other than Year 2000 performance.

                            YEAR 2000 COMPLIANT ITEMS
          Any database or software programs developed under this contract.
          ----------------------------------------------------------------

          ----------------------------------------------------------------

          ----------------------------------------------------------------
                                 (end of clause)

3.   COMMERCIAL SUPPLY PRODUCTS WARRANTY

     YEAR 2000 WARRANTY--COMMERCIAL SUPPLY ITEMS

     The contractor warrants that each hardware, software and firmware product delivered under this contract and listed below shall be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries and the Year 1999 and the Year 2000 and leap year calculations, when used in accordance with the product documentation provided by the contractor, provided that all listed or unlisted products (e.g., hardware, software, firmware) used in combination with such listed product properly exchange date data with it. If the contract requires that specific listed products must perform as a system in accordance with the foregoing warranty, then that warranty shall apply to those listed products as a system. The duration of this warranty and the remedies available to the Government for breach of this warranty shall be as defined in, and subject to, the terms and limitations of the contractor's standard commercial warranty or warranties contained in this contract, provided that notwithstanding any provision to the contrary in such commercial warranty or warranties, the remedies available to the Government under this warranty shall include repair or replacement of any listed product whose non-compliance is discovered and made known to the contractor in writing within ninety (90) days after acceptance. Nothing in this warranty shall be construed to limit any rights or remedies the Government may otherwise have under this contract with respect to defects other than Year 2000 performance.

                               YEAR 2000 COMPLIANT ITEMS ANY
            Database or software programs developed under this contract.
          ----------------------------------------------------------------

          ----------------------------------------------------------------

          ----------------------------------------------------------------
                                 (end of clause)

                                                          CONTRACT NO1-A1-95381
                                      BBI - BIOTECH RESEARCH LABORATORIES, INC.


                          PART II - CONTRACT CLAUSES

                          SECTION I - CONTRACT CLAUSES

ARTICLE I.1. GENERAL CLAUSES FOR A COST-REIMBURSEMENT SERVICE CONTRACT - FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address:
http://www.arnet.gov/far/.

a.   FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

 FAR CLAUSE
    NO.          DATE          TITLE
-----------    ---------       -----
 52.202-1      Oct 1995        Definitions

 52.203-3      Apr 1984        Gratuities (Over $100,000)

 52.203-5      Apr 1984        Covenant Against Contingent Fees (Over $100,000)

 52.203-6      Jul 1995        Restrictions on Subcontractor Sales to the Government (Over $100,000)

 52.203-7      Jul 1995        Anti-Kickback Procedures(Over $100,000)

 52.203-8      Jan 1997        Cancellation, Recission, and Recovery of Funds for Illegal or Improper Activity (Over
                               $100,000)
 52.203-10     Jan 1997        Price or Fee Adjustment for Illegal or Improper Activity (Over $100,000)

 52.203-12     Jun 1997        Limitation on Payments to Influence Certain Federal Transactions (Over $100,000)

 52.204-4      Jun 1996        Printing/Copying Double-Sided on Recycled Paper (Over $100,000)

 52.209-6      Jul 1995        Protecting the Government's Interests When Subcontracting With Contractors Debarred,
                               Suspended, or Proposed for Debarment (Over $25,000)

 52.215-2      Jun 1999        Audit and Records - Negotiation (Over $100,000)

 52.215-8      Oct 1997        Order of Precedence - Uniform Contract Format

 52.215-10     Oct 1997        Price Reduction for Defective Cost or Pricing Data

 52.215-12     Oct 1997        Subcontractor Cost or Pricing Data (Over $500,000)

 52.215-14     Oct 1997        Integrity of Unit Prices (Over $100,000)


                                                    CONTRACT NO1-A1-95381
                                BBI - BIOTECH RESEARCH LABORATORIES, INC.

 FAR CLAUSE
    NO.          DATE          TITLE
-----------    ---------       -----
 52.215-15     Dec 1998        Pension Adjustments and Asset Reversions

 52.215-18     Oct 1997        Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than
                               Pensions

 52.215-19     Oct 1997        Notification of Ownership Changes

 52.215-21     Oct 1997        Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data
                               - Modifications

 52.216-7      Apr 1998        Allowable Cost and Payment

 52.216-8      Mar 1997        Fixed Fee

 52.219-8      Jun 1999        Utilization of Small Business Concerns (Over $100,000)

 52.219-9      Jan 1999        Small Business Subcontracting Plan (Over $500,000)

 52.219-16     Jan 1999        Liquidated Damages - Subcontracting Plan (Over $500,000)

 52.222-2      Jul 1990        Payment for Overtime Premium (Over $100,000) (Note: The dollar amount in paragraph
                               (a) of this clause is $0 unless otherwise specified in the contract.)

 52.222-3      Aug 1996        Convict Labor

 52.222-26     Feb 1999        Equal Opportunity

 52.222-35     Apr 1998        Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era

 52.222-36     Jun 1998        Affirmative Action for Workers with Disabilities

 52.222-37     Jan 1999        Employment Reports on Disabled Veterans and Veterans of  the Vietnam Era

 52.223-2      Apr 1984        Clean Air and Water (Over $100,000)

 52.223-6      Jan 1997        Drug-Free Workplace

 52.223-14     Oct 1996        Toxic Chemical Release Reporting

 52.225-11     Aug 1998        Restrictions on Certain Foreign Purchases

 52.227-1      Jul 1995        Authorization and Consent

 52.227-2      Aug 1996        Notice and Assistance Regarding Patent and Copyright Infringement (Over $100,000)

 52.227-3      Apr 1984        Patent Indemnity

 52.227-14     Jun 1987        Rights in Data - General

 52.232-9      Apr 1984        Limitation on Withholding of Payments

 52.232-17     Jun 1996        Interest (Over $100,000)

 52.232-20     Apr 1984        Limitation of Cost

 52.232-23     Jan 1986        Assignment of Claims

 52.232-25     Jun 1997        Prompt Payment


                                                    CONTRACT NO1-A1-95381
                                BBI - BIOTECH RESEARCH LABORATORIES, INC.

 FAR CLAUSE
    NO.          DATE          TITLE
-----------    ---------       -----
 52.232-34     May 1999        Payment by Electronic Funds Transfer--Other Than Central Contractor Registration

 52.233-1      Dec 1998        Disputes

 52.233-3      Aug 1996        Protest After Award, Alternate I (Jun 1985)

 52.242-1      Apr 1984        Notice of Intent to Disallow Costs

 52.242-3      Oct 1995        Penalties for Unallowable Costs (Over $500,000)

 52.242-4      Jan 1997        Certification of Final Indirect Costs

 52.242-13     Jul 1995        Bankruptcy (Over $100,000)

 52.243-2      Aug 1987        Changes - Cost Reimbursement, Alternate I (Apr 1984)

 52.244-2      Aug 1998        Subcontracts, Alternate II (Aug 1998) *If written consent to subcontract is required, the identified subcontracts are listed in ARTICLE B, Advance Understandings.

 52.244-5      Dec 1996        Competition in Subcontracting (Over $100,000)

 52.245-5      Jan 1986        Government Property (Cost-Reimbursement, Time and Material, or Labor-Hour Contract)

 52.246-25     Feb 1997        Limitation of Liability - Services (Over $100,000)

 52.249-6      Sep 1996        Termination (Cost-Reimbursement)

 52.249-14     Apr 1984        Excusable Delays

 52.253-1      Jan 1991        Computer Generated Forms


b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

  HHSAR
 CLAUSE NO.      DATE          TITLE
-----------    ---------       -----
 352.202-1     Apr 1984        Definitions - Alternate I (Apr 1984)

 352.228-7     Dec 1991        Insurance - Liability to Third Persons

 352.232-9     Apr 1984        Withholding of Contract Payments

 352.233-70    Apr 1984        Litigation and Claims

 352.242-71    Apr 1984        Final Decisions on Audit Findings

 352.270-5     Apr 1984        Key Personnel

 352.270-6     Jul 1991        Publication and Publicity

 352.270-7     Apr 1984        Paperwork Reduction Act


            [End of GENERAL CLAUSES FOR A COST-REIMBURSEMENT SERVICE
                            CONTRACT - Rev. 7/1999].

                                                    CONTRACT NO1-A1-95381
                                BBI - BIOTECH RESEARCH LABORATORIES, INC.


ARTICLE I.2 AUTHORIZED SUBSTITUTION OF CLAUSES

ARTICLE I.1. of this SECTION is hereby modified as follows:

FAR Clause 52.219-9, SMALL BUSINESS SUBCONTRACTING PLAN (JANUARY 1999), and FAR Clause 52.219-16, LIQUIDATED DAMAGES--SUBCONTRACTING PLAN (JANUARY 1999) are deleted in their entirety.

FAR Clause 52.225-3, BUY AMERICAN ACT - SUPPLIES (JANUARY 1994) is deleted in its entirety and FAR Clause 52.225-7 BALANCE OF PAYMENTS PROGRAM (APRIL 1984) is substituted therefor.

FAR Clause 52.232-20, LIMITATION OF COST, is deleted in its entirety and FAR Clause 52.232-22, LIMITATION OF FUNDS (APRIL 1984) is substituted therefor.

FAR Clause 52.243-1, CHANGES, FIXED PRICE, ALTERNATE I (AUGUST 1987) is hereby deleted in its entirety and FAR Clause 52.243-1, CHANGES, FIXED PRICE, ALTERNATE II (AUGUST 1987) is substituted therefor.

ARTICLE I.3. ADDITIONAL CONTRACT CLAUSES

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the contracting officer will make their full text available.

a.    FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

      (1)   FAR 52.215-17, Waiver of Facilities Capital Cost of Money
            (OCTOBER 1997).
      (2)   FAR 52.219-6, Notice of Total Small Business Set-Aside (JULY 1996).
      (3)   FAR 52.219-14, Limitation on Subcontracting (DECEMBER 1996).
      (4) FAR 52.223-3, Hazardous Material Identification and Material Safety Data (JANUARY 1997), ALTERNATE I (JULY 1995).
      (5)   FAR 52.223-11, Ozone-Depleting Substances (JUNE 1996).
      (6)   FAR 52.223-12, Refrigeration Equipment and Air Conditioners
            (MAY 1995).
      (7)   FAR 52.237-3, Continuity of Services (JANUARY 1991).
      (8)   FAR 52.245-19, Government Property Furnished "As Is" (APRIL 1984).
      (9)   FAR 52.247-63, Preference for U.S. Flag Air Carriers (JANUARY 1997).
      (10) FAR 52.247-64, Preference for Privately Owned U.S. Flag Commercial Vessels (JUNE 1997).
      (11)  FAR 52.251-1, Government Supply Sources (APRIL 1984).

b. DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION/PUBLIC HEALTH SERVICE ACQUISITION REGULATION (HHSAR)/(PHSAR) (48 CHAPTER 3)
      CLAUSES:

      (1)   PHS 352.223-70, Safety and Health (Deviation) (AUGUST 1997).

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                                                    CONTRACT NO1-A1-95381
                                BBI - BIOTECH RESEARCH LABORATORIES, INC.


      (2)   HHSAR 352.224-70, Confidentiality of Information (APRIL 1984).

c. NATIONAL INSTITUTES OF HEALTH (NIH) RESEARCH CONTRACTING (RC) CLAUSES:

      The following clauses are attached and made a part of this contract:

      (1) NIH (RC)-7, Procurement of Certain Equipment (APRIL 1984) (OMB Bulletin 81-16).

ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text.

FEDERAL ACQUISITION REGULATION (FAR)(48 CFR CHAPTER 1) CLAUSES:

a.    FAR CLAUSE 52.225-9, TRADE AGREEMENTS ACT (DEVIATION)

      (a) This clause implements the Trade Agreements Act of 1979 (19 U.S.C. 2501-2582) by providing a preference for U.S. made end products, North American Free Trade Agreement (NAFTA) country end products, designated country end products, and Caribbean Basin country end products over other products.

            "CARIBBEAN BASIN COUNTRY END PRODUCTS," as used in this clause, means an article that: (1) is wholly the growth, product, or manufacture of a Caribbean Basin country (as defined in section
            25.401 of the Federal Acquisition Regulation (FAR), or (2) in the case of an article which consists in whole or in part of materials from another country or instrumentality, has been substantially transformed into a new and different article of commerce with a name, character, or use distinct from that of the article or articles from which it was so transformed. The term refers to a product, offered for purchase under a supply contract, but for purposes of calculating the value of the end product includes services (except transportation services) incidental to its supply; provided that the value of those incidental services does not exceed that of the product itself. The term excludes products that are excluded from duty-free treatment for Caribbean countries under the Caribbean Basin Economic Recovery Act (19 U.S.C. 2703(b)). These exclusions presently consist of (I) textiles and apparel articles that are subject to textile agreements; (ii) footwear, handbags, luggage, flat goods, work gloves, and leather wearing apparel not designated as eligible articles for the purpose of the Generalized System of Preferences under title V of the Trade Act of 1974; (iii) tuna, prepared or preserved in any manner in airtight containers;
            (iv) petroleum; and (v) watches and watch parts (including cases, bracelets and straps) of whatever type including, but not limited to, mechanical, quartz digital or quartz analog, if such watches or watch parts contain any material that is the product of any country to which the Tariff Schedule of the United States (TSUS) column 2 rates of duty apply.

            "DESIGNATED COUNTRY END PRODUCT," as used in this clause, means an article that (1) is wholly the growth, product, or manufacture of the designated country (as defined in section 25.401 of the Federal Acquisition Regulation (FAR), or (2) in the case of an article which consists in whole or in part of materials from another country or instrumentality, has been substantially transformed into a new and different article of commerce with a name, character, or use distinct from that of the article or articles from which it was so transformed. The term refers to a product offered for purchase under a supply contract, but for purposes of calculating the value of the end product includes services (except transportation services) incidental to its supply; provided that the value of those incidental services does not exceed that of the product itself.

            "ELIGIBLE PRODUCT," as used in this clause, means a designated, North American Free Trade Agreement (NAFTA), or Caribbean Basin country end product.

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                                                    CONTRACT NO1-A1-95381
                                BBI - BIOTECH RESEARCH LABORATORIES, INC.

            "END PRODUCTS," as used in this clause, means those articles, materials, and supplies to be acquired under this contract for public use.

            "NAFTA COUNTRY END PRODUCT," as used in this clause, means an article that (1) is wholly the growth, product, or manufacture of a NAFTA country, or (2) in the case of an article which consists in whole or in part of materials from another country or instrumentality, has been substantially transformed in a NAFTA country into a new and different article of commerce with a name, character, or use distinct from that of the article or articles from which it was transformed. The term refers to a product offered for purchase under a supply contract, but for purposes of calculating the value of the end product includes services (except transportation services) incidental to its supply; provided, that the value of those incidental services does not exceed that of the product itself.

            "U.S. MADE END PRODUCT" as used in this clause, means an article which (1) is wholly the growth, product or manufacture of the United States, or (2) in the case of an article which consists in whole or in part of materials from another country or instrumentality, has been substantially transformed in the United States into a new and different article of commerce with a name, character, or use distinct from that of the article or articles from which it was so transformed.

            "NONDESIGNATED COUNTRY END PRODUCTS," as used in this clause, means any end product which is not a U.S. made end product or a designated country end product.

            "UNITED STATES," as used in this clause, means the United States, its possessions, Puerto Rico, and any other place which is subject to its jurisdiction, but does not include leased bases or trust territories.

      (b) The Contractor agrees to deliver under this contract only U.S. made end products, designated country end products, Caribbean Basin country end products, or, if a national interest waiver is granted under section 302 of the Trade Agreements Act of 1979, nondesignated country end products. Only if such waiver is granted may a nondesignated country end product be delivered under this contract.

      (c) Offers will be evaluated in accordance with the policies and procedures of Part 25 of the FAR except that offers of U.S. made end products shall be evaluated without the restrictions of the Buy American Act or Balance of Payments Program.

b. FAR CLAUSE 52.244-6, SUBCONTRACTS FOR COMMERCIAL ITEMS AND COMMERCIAL COMPONENTS (OCTOBER 1998)

      (a)   Definition.

            Commercial item, as used in this clause, has the meaning contained in the clause at 52.202-1, Definitions.

            Subcontract, as used in this clause, includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

      (b) To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or nondevelopmental items as components of items to be supplied under this contract.
      (c) Notwithstanding any other clause of this contract, the Contractor is not required to include any FAR provision or clause, other than those listed below to the extent they are applicable and as may be required to establish the reasonableness of prices under Part 15, in a subcontract at any tier for commercial items or commercial components:

            (1)   52.222-26, Equal Opportunity (E.O. 11246);
            (2) 52.222-35, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (38 U.S.C.

                                                    CONTRACT NO1-A1-95381
                                BBI - BIOTECH RESEARCH LABORATORIES, INC.


                  4212(a));
            (3) 52.222-36, Affirmative Action for Workers with Disabilities (29 U.S.C. 793); and
            (4) 52.247-64, Preference for Privately Owned U.S.-Flagged Commercial Vessels (46 U.S.C. 1241) (flow down not required for subcontracts awarded beginning May 1, 1996).

      (d) The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.


                                PART III

SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

      1)    Statement of Work, (8/16/99).
      2) Invoice/Financing Request and Financial Reporting Instructions for NIH Cost-Reimbursement Type Contracts, NIH(RC)-4, (5/97).
      3)    Safety and Health (Deviation), PHSAR Clause 352.223-70, (8/97).
      4)    Procurement of Certain Equipment, NIH(RC)-7, (4/1/84).
      5)    Government Property - Schedule II-A, (8/16/99).


                                 PART IV

SECTION K - REPRESENTATIONS AND CERTIFICATIONS

The following documents are incorporated by reference in this contract:

      Representations and Certifications, dated November 6, 1998.

                               END OF THE SCHEDULE
                                   (CONTRACT)

                                 WORK STATEMENT
                      DIVISION OF AIDS SPECIMEN REPOSITORY


Independently, and not as an agent of the Government, the contractor shall furnish services, qualified professional and technical personnel, material, equipment, and facilities not otherwise provided by the Government under the terms of this contract to perform the work set forth below.

In general, the Contractor shall: (1) secure, receive, catalog, process, store, and disburse clinical specimens from human immunodeficiency virus
(HIV)-infected patients, cohort participants, recipients of candidate HIV vaccines and other biomedical interventions in studies sponsored by the National Institute of Allergy and Infectious Diseases (NIAID), Division of AIDS (DAIDS); (2) provide a computerized specimen inventory management system in a format identified and approved by DAIDS; (3) provide adequate cold-storage facilities for clinical specimens, and provide experienced professional personnel (formally trained in dangerous goods biosafety) to support specimen handling and repository management; (4) provide labeling and shipping procedure training and oversight to study sites; (5) report progress to the Project Officer and provide specimen availability summaries as requested by the Project Officer; (6) complete the development and the execution of a DAIDS Repository Management Plan which may include, but is not limited to: systematic effort to discard identified specimens with low research potential, reduce the numbers of duplicate specimens, discard specimens with missing key clinical data, and/or expand the freezer capacity of the repository as requested by the Project Officer; and (7) ensure an orderly and safe transition of the Repository from the incumbent Contractor, and to a successor contractor, if necessary. Transition to a successor contractor shall include all Repository data including all source codes.

Specifically, the Contractor shall:

1. Secure, receive, process as necessary, catalog, store and ship clinical specimens to and from both domestic and international DAIDS study sites, and distribute clinical specimens to other investigators at the request of the Project Officer. Currently the specimen repository supports these DAIDS studies: MACS, WITS, WIHS, HIVNET, AACTG, PACTG, AVEG, DATRI, and maintains specimens from other completed DAIDS studies such as the Jump Start Project, the HATS, and the San Francisco Men's Health Study. These specimens may include, but are not limited to, peripheral blood mononuclear cells, serum, plasma, tissue specimens, and other bodily fluids or substances such as cervical-vaginal lavage (CVL), breast milk, semen, saliva, urine, feces, mucosal, autopsy and biopsy materials, and specimen spots dried on filter paper.

      A. Advise investigators from study sites on procedures required for maintaining proper specimen temperature and ensuring specimen identification in the shipment of samples; provide appropriate packaging material (e.g., shipping containers which comply with U.S. DOT or IATA regulations for infectious substances, styrofoam boxes, liquid nitrogen shipping containers, labeling material, shipping forms, etc.) to maintain appropriate environmental safeguards and desired refrigeration levels for specific specimens in transit; provide concise shipping instructions appropriate to the types of specimens and packaging materials; and cover costs for all shipments to the Repository. (See section 4 for information on training the study sites in the above procedures.) All shipments shall be coordinated by the Contractor to preserve sample integrity and utility. The contractor shall operate in accordance with the basic references and other modifications by the Public Health Service which include but are not limited to:

            (1)   Title 49 CFR Part 100-199 Transportation
            (2) Title 42 CFR Part 71.54 and 72.3 Etiologic Agents, Hosts and Vectors; Interstate Shipment of Etiologic Agents

Statement of Work (N01-AI-95381)                                  ATTACHMENT 1
08/16/99                                                           Page 1 of 3

            (3)   Title 39 CFR Part 124 Postal Services
            (4) International Air Transport Association (IATA), Dangerous Goods Regulations 36th Edition 1995, and 1997 changes to the IATA Dangerous Good Regulations
            (5) International Civil Aviation Organization (ICAO) Technical Instructions for the Safe Transportation of Dangerous Good by Air 1995-1996
            (6) United Nations Recommendations on the Transport of Dangerous Good 8th Edition

      B. Arrange for the shipping of specimens to the repository from all designated Domestic study sites WITHIN 24 HOURS of pickup and by overnight express shipment. Assist the NIAID in efforts to establish SOPs/guidelines for shipping of specimens to the repository from International study sites. This service shall be performed by an established carrier with a proven record for handling medical/clinical specimens on dry ice and in liquid nitrogen shipping container. Obtain appropriate shipping licenses and permits from local, state, Federal and international authorities for the safe import, storage and distribution of biohazardous materials.

      C. Provide protective garments, equipment, and supplies to conduct work in Biosafety Level 2 containment facilities under aseptic and/or sterile conditions as appropriate and in accordance with all applicable Federal, state, and local laws, codes, ordinances, and regulations. It is expected that the contractor will operate in accordance with the following basic references and other related modifications by the Public Health Service, which include but are not limited to:

            (1)   Title 29 CFR 1910.1030 OSHA Bloodborne Pathogen Standard

            (2) Health & Safety Guidelines for Grantees and Contractors, NIH Guide, Vol. 24, No. 33, dated September 22, 1995

            (3) Biosafety in the Laboratory: Prudent Practices for Handling and Disposal of Infectious Materials; National Academy Press, Wash., D.C.

            (4) Biosafety in Microbiological and Biomedical Laboratories, U.S. Department of Health and Human Services, Centers for Disease Control and Prevention and National Institutes of Health, HHS Pub. No. (CDC) 93-8395 published by the U.S. Government Printing Office. (Website:
                  WWW.NIEHS.NIH.GOV/ODHSB/BIOSAFE/BMBL/BMBL-1.HTM)

            (5) Recommendations for Prevention of HIV transmission in Health Care Settings, Morbidity and Mortality Weekly Report, Vol. 36, No. 2-S, dated August 21, 1987.

            (6) Agent Summary Statement for Human Immunodeficiency Virus and Report on Laboratory-Acquired Infection with Human Immunodeficiency virus, Morbidity and Mortality Weekly Report, Vol. 37, No.S-4, pp. 1-22, dated April 1, 1988.

      D. Receive, catalog, process, and store incoming samples according to Standard Operating Procedures approved by the Project Officer, which shall include but not be limited to a 15% random inspection of tubes within each freezer box received, and a detailed quality assurance plan for ascertaining sample and shipment condition, validation of key information, criteria for specimen rejection, and guidelines for handling leaking or broken specimens. All problems and corrective action for each shipment shall be discussed with the Project Officer and study site staff and documented within 3 days of shipment receipt,

Statement of Work (N01-AI-95381)                                  ATTACHMENT 1
08/16/99                                                           Page 2 of 3
            and noted in the Quarterly Progress Reports. Pertinent information (such as originating site, specimen number, quantity, shipping date, and/or other information as required) shall be maintained in the Specimen Inventory System. (See number 2 in this attachment for details.) The contractor shall support NIAID's efforts in the design, certification, and subsequent periodic re-certification of government-sponsored and owned DOD or commercial shipping containers for use under this contract.

      E. Retrieve specimens from the repository; prepare aliquots, when necessary; disburse samples to national and/or international destinations upon specific written authorization from the Project Officer; provide for the return shipment of unused specimen portions and empty shipping containers and packing materials. Costs associated with such shipments are the responsibility of the Repository Contractor. Pertinent information (such as "shipped to" code, specimen number, quantity, shipping date, and/or other information as required) shall be maintained using the Specimen Inventory system. (See section 2.B for details.) Mention of these requests and resulting action shall be detailed in the Quarterly Progress Report.

      F. Upon direction of the Project Officer, provide technical support to DAIDS staff in the practical application and execution in continuing the development and implementation of a Repository Management Plan (as noted below) (see Appendix for additional info).

2. Provide and maintain a computer facility and Specimen Inventory Database Management System to track samples and activities in the Repository. This system shall be adaptable/programmable to include the capability to print and scan specimen labels that are bar-coded. (Approximately 4% of all Repository specimens stored/disbursed currently are bar-coded.)

      A. Provide for the security of the Specimen Inventory Database with confidential access codes. The Project Officer will determine the level of information to be disseminated and to whom it shall be made available.

      B. Perform complete weekly back-up of database files and programs and store in a location separate from the computer facility. Perform daily back-up of database files and programs and store on-site.

      C. Provide the Project Officer read/print-only access to the repository database system via modem as requested.

      D. Maintain (and update as necessary) the existing database management system (ORACLE RDBMS on a Hewlett-Packard 9000/800 G40 with the HP-UNIX operating system) on government furnished or approved central automated data processing system to integrate specimen information from all NIAID study sites and the specimen repository site.

      E. Support and manage the NARDS system and database hardware and software. Utilize and/or modify the current data entry software modules for data entry of specimen specifications at the repository. Specifications include, but are not limited to: type of storage (i.e., mechanical freezer or liquid nitrogen); freezer, rack, and box numbers; sample position within the box; subject and site identification numbers; specimen collection date; type and volume of specimen; aliquot tracking; shipment or disbursement information; shipping problems; sample condition on receipt; and other data as requested by the Project Officer. Study sites shall provide both hard copy and electronic manifests for each shipment.

      F. Maintain communications between the repository, study sites, data centers, central laboratories and Project Officer regarding reliability and timeliness of specimen identification, shipment, storage, and retrieval details.

Statement of Work (N01-AI-95381)                                  ATTACHMENT 1
08/16/99                                                           Page 3 of 3

3.    Provide facilities and resources to store/handle/package specimens.

      A. Provide sufficient floor space or vertical storage stacking system as needed in a single facility to accommodate up to 90 ADDITIONAL thirty-six cubic foot storage chest freezers (or their equivalent) and 45 ADDITIONAL liquid nitrogen freezers (added to those that will transfer from the incumbent contractor: see Offeror NOTE 10); a repair and spare-parts storage area measuring at least 200 square feet; a designated laboratory work area for handling HIV specimens under Biosafety Level 2 containment conditions (as per regulations in section 1.C); a receiving area and a packaging area measuring at least 200 square feet; and an office for system and data management activities.

      B. Maintain and operate controlled freezers for -100 to -200 Celsius [C], -700 to -900 C, and -1200 to -1950 C (vapor phase, liquid nitrogen conditions). The Project Officer shall designate the specimen types stored in each temperature range. Three (3) spare, readily usable mechanical freezers and two (2) Liquid Nitrogen freezers which can be charged and ready for use shall be available for transfer of contents within 2 hours of the malfunction of an operating freezer.

      C. Provide a central alarm system to monitor each freezer. This alarm system shall automatically contact a Refrigeration Engineer by telephone, and have an on-site audible alarm to alert personnel in the repository of a freezer malfunction. After notification, the engineer shall respond by being present to correct the alarm situation at the repository within one hour. Weekly tests shall be performed on the alarm system and the results included in the Quarterly Progress Report. Permanent printed records of storage temperatures and alarm condition reports noting events and actions taken shall be maintained at the facility.

      D. Provide adequate electrical power to accommodate all mechanical freezers, the central alarm system, and the air conditioning system. There shall be a generator or generators on-site to handle the complete backup power supply in case of electrical power failure. All freezers, air conditioners and the central alarm system shall be electrically hooked-up so that should the power fail, complete power (capable of continuous operation for up to 48 hours) shall be immediately available from the generator(s).

       E. Perform regular operational quality assurance maintenance for all cold storage equipment, the central alarm system, the air conditioning system, and the backup power system according to a Standard Operating Procedure approved by the Project Officer. Maintain a log of regular inspections and include inspection records/problems encountered/action taken results in the Quarterly Progress Report.

      F. Provide security measures that ensure the facility and equipment against fire and personal intrusion.

4. Provide training, instruction and oversight for all aspects of interaction between the repository and study sites.

      A.    Utilize and/or modify the current Standard Operating Procedures
            (SOPs) for all aspects of specimen handling as needed by study sites, including but not limited to, labeling, freezing, storing and shipping (at the request of the Project Officer).

      B. Develop/update and maintain a User Manual that includes the SOPs and other guidance and reference materials relevant to specimen handling /shipping and their logging into the inventory database. The contents and format of the Manual shall be approved by the Project Officer prior to distribution. Development/update and distribution to study sites will be designated by the Project Officer to occur

Statement of Work (N01-AI-95381)                                  ATTACHMENT 1
08/16/99                                                           Page 4 of 3
            within 120 days of the contract award date.

      C. At the request of the Project Officer, provide operational information, participation at study group meetings (and other related group meetings), and training through telephone conference calls, on-site instruction, training sessions at study meetings, consultative interactions and periodic review.

5. Report on progress, anticipated or existing problems, and discuss the work to be performed with the Project Officer.

6.    Follow Reporting Requirements. (Refer to ARTICLE C.2. REPORTING
      REQUIREMENTS)

7. Contractor's key personnel shall meet with the Project Officer at periodic intervals after contract award to review Repository status.

8. Ensure an orderly and safe transition of the Repository from the incumbent Contractor, at the beginning of the period of performance; and to a successor Contractor, at the end of the period of performance. Transition to a successor Contractor shall include all data files and source codes.

      A. Provide, at the beginning of the contract term, for an orderly and safe transition from incumbent Contractor to the successful offeror, operate in accordance with approved SOPs and the contract Work Statement, and assist in the transfer of the following items from the incumbent:

            (1)   Government-owned equipment and property;

            (2)   Entire Repository inventory of stored specimens;

            (3)   National AIDS Repository Database System (NARDS);

            (4) Supporting hardware and software documentation including source codes;

            (5)   User manuals and training materials;

            (6)   Labeled and inventoried paper files.

      B. No later than sixty (60) days after the beginning of this contract, The Contractor shall meet with the Project Officer to present recommendations for developing and/or implementing additional Standard Operating Procedures and/or a plan for revising current Standard Operating Procedures.

      C. For an orderly and safe transition from this contract to the Government or its designee at the conclusion of this contract, deliver the following items by the expiration date of this contract:

            (1)   Government-owned equipment and property;

            (2)   National AIDS Repository Database System (NARDS);

            (3) Supporting hardware and software documentation including source codes;

            (4)   User manuals and training materials;

            (5)   Labeled and inventoried paper files, and

Statement of Work (N01-AI-95381)                                  ATTACHMENT 1
08/16/99                                                           Page 5 of 3

            (6)   Entire Repository inventory of stored specimens.


           INVOICE/FINANCING REQUEST AND CONTRACT FINANCIAL REPORTING INSTRUCTIONS FOR NIH COST-REIMBURSEMENT CONTRACTS, NIH(RC)-4

General: The contractor shall submit claims for reimbursement in the manner and format described herein and as illustrated in the sample invoice/financing request.

Format: Standard Form 1034, "Public Voucher for Purchases and Services Other Than Personal," and Standard Form 1035, "Public Voucher for Purchases and Services Other Than Personal -- Continuation Sheet," or reproduced copies of such forms marked ORIGINAL should be used to submit claims for reimbursement. In lieu of SF-1034 and SF-1035, claims may be submitted on the payee's letter-head or self-designed form provided that it contains the information shown on the sample invoice/financing request.

Number of Copies: As indicated in the Invoice Submission Clause in the contract.

Frequency: Invoices/financing requests submitted in accordance with the Payment Clause shall be submitted monthly unless otherwise authorized by the contracting officer.

Cost Incurrence Period: Costs incurred must be within the contract performance period or covered by precontract cost provisions.

Billing of Costs Incurred: If billed costs include: (l) costs of a prior billing period, but not previously billed; or (2) costs incurred during the contract period and claimed after the contract period has expired, the amount and month(s) in which such costs were incurred shall be cited.

Contractor's Fiscal Year: Invoices/financing requests shall be prepared in such a manner that costs claimed can be identified with the contractor's fiscal year.

Currency: All NIH contracts are expressed in United States dollars. When payments are made in a currency other than United States dollars, billings on the contract shall be expressed, and payment by the United States Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

Costs Requiring Prior Approval: Costs requiring the contracting officer's approval, which are not set forth in an Advance Understanding in the contract shall be so identified and reference the Contracting Officer's Authorization
(COA) Number. In addition, any cost set forth in an Advance Understanding shall be shown as a separate line item on the request.

Invoice/Financing Request Identification: Each invoice/financing request shall be identified as either:

(a) Interim Invoice/Contract Financing Request -- These are interim payment requests submitted during the contract performance period.

(b) Completion Invoice -- The completion invoice is submitted promptly upon completion of the work; but no later than one year from the contract completion date, or within 120 days after settlement of the final indirect cost rates covering the year in which this contract is physically complete (whichever date is later). The completion invoice should be submitted when all costs have been assigned to the contract and all performance provisions have been completed.

(c) Final Invoice -- A final invoice may be required after the amounts owed have been settled between the Government and the contractor (e.g., resolution of all suspensions and audit exceptions).

Statement of Work (N01-AI-95381)                                  ATTACHMENT 1
08/16/99                                                           Page 6 of 3

Preparation and Itemization of the Invoice/Financing Request: The contractor shall furnish the information set forth in the explanatory notes below. These notes are keyed to the entries on the sample invoice/financing request.

(a) Designated Billing Office Name and Address -- Enter the designated billing office and address, identified in the Invoice Submission Clause of the contract, on all copies of the invoice/financing request.

(b) Invoice/Financing Request Number -- Insert the appropriate serial number of the invoice/financing request.

(C) Date Invoice/Financing Request Prepared -- Insert the date the invoice/financing request is prepared.

(d) Contract Number and Date -- Insert the contract number and the effective date of the contract.

(e) Payee's Name and Address -- Show the contractor's name (as it appears in the contract), correct address, and the title and phone number of the responsible official to whom payment is to be sent. When an approved assignment has been made by the contractor, or a different payee has been designated, then insert the name and address of the payee instead of the contractor.

(f) Total Estimated Cost of Contract -- Insert the total estimated cost of the contract, exclusive of fixed-fee. For incrementally funded contracts, enter the amount currently obligated and available for payment.

(g) Total Fixed-Fee -- Insert the total fixed-fee (where applicable). For incrementally funded contracts, enter the amount currently obligated and available for payment.

(h) Billing Period -- Insert the beginning and ending dates (month, day, and year) of the period in which costs were incurred and for which reimbursement is claimed.

(I) Incurred Cost - Current -- Insert the amount billed for the major cost elements, adjustments, and adjusted amounts for the current period.

(j) Incurred Cost - Cumulative -- Insert the cumulative amounts billed for the major cost elements and adjusted amounts claimed during this contract.

(k) Direct Costs -- Insert the major cost elements. For each element, consider the application of the paragraph entitled "Costs Requiring Prior Approval" on page 1 of these instructions.

      (l) Direct Labor -- Include salaries and wages paid (or accrued) for direct performance of the contract. For Key Personnel, list each employee on a separate line. List other employees as one amount unless otherwise required by the contract.

      (2) Fringe Benefits -- List any fringe benefits applicable to direct labor and billed as a direct cost. Fringe benefits included in indirect costs should not be identified here.

      (3) Accountable Personal Property -- Include permanent research equipment and general purpose equipment having a unit acquisition cost of $1,000 or more and having an expected service life of more than two years, and sensitive property regardless of cost (see the DHHS CONTRACTOR'S GUIDE FOR CONTROL OF GOVERNMENT PROPERTY). Show permanent research equipment separate from general purpose equipment. Prepare and attach Form HHS-565, "Report of Accountable Property," in accordance with the following instructions:

         List each item for which reimbursement is requested. A reference shall be made to the following (as applicable):

      - The item number for the specific piece of equipment listed in the Property Schedule.

      - The Contracting Officer's Authorization letter and number, if the equipment is not covered by the Property Schedule.

NIH(RC)-4                                                          ATTACHMENT 2
Rev. 5/97

      - Be preceded by an asterisk (*) if the equipment is below the approval level.

      (4) Materials and Supplies -- Include equipment with unit costs of less than $1,000 or an expected service life of two years or less, and consumable material and supplies regardless of amount.

      (5)   Premium Pay -- List remuneration in excess of the basic hourly rate.

      (6) Consultant Fee -- List fees paid to consultants. Identify consultant by name or category as set forth in the contract's Advance Understanding or in the COA letter, as well as the effort (i.e., number of hours, days, etc.) and rate being billed.

      (7) Travel -- Include domestic and foreign travel. Foreign travel is travel outside of Canada, the United States and its territories and possessions. However, for an organization located outside Canada, the United States and its territories and possessions, foreign travel means travel outside that country. Foreign travel must be billed separately from domestic travel.

      (8) Subcontract Costs -- List subcontractor(s) by name and amount billed.

      (9) Other -- List all other direct costs in total unless exceeding $1,000 in amount. If over $1,000, list cost elements and dollar amounts separately. If the contract contains restrictions on any cost element, that cost element must be listed separately.

(l) Cost of Money (COM) -- Cite the COM factor and base in effect during the time the cost was incurred and for which reimbursement is claimed.

(m) Indirect Costs--Overhead -- Identify the cost base, indirect cost rate, and amount billed for each indirect cost category.

(n) Fixed-Fee Earned -- Cite the formula or method of computation for the fixed-fee (if any). The fixed-fee must be claimed as provided for by the contract.

(o) Total Amounts Claimed -- Insert the total amounts claimed for the current and cumulative periods.

(p) Adjustments -- Include amounts conceded by the contractor, outstanding suspensions, and/or disapprovals subject to appeal.

(q)   Grand Totals

The contracting officer may require the contractor to submit detailed support for costs claimed on one or more interim invoices/financing requests.

FINANCIAL REPORTING INSTRUCTIONS:

These instructions are keyed to the Columns on the sample invoice/financing request.

Column A--Expenditure Category - Enter the expenditure categories required by the contract.

Column B--Cumulative Percentage of Effort/Hrs.-Negotiated - Enter the percentage of effort or number of hours agreed to doing contract negotiations for each employee or labor category listed in Column A.

Column C--Cumulative Percentage of Effort/Hrs.-Actual - Enter the percentage of effort or number of hours worked by each employee or labor category listed in Column A.

Column D--Incurred Cost-Current - Enter the costs, which were incurred during the current period.

NIH(RC)-4                                                          ATTACHMENT 2
Rev. 5/97

Column E--Incurred Cost-Cumulative - Enter the cumulative cost to date.

Column F--Cost at Completion - Enter data only when the contractor estimates that a particular expenditure category will vary from the amount negotiated. Realistic estimates are essential.

Column G--Contract Amount - Enter the costs agreed to during contract negotiations for all expenditure categories listed in Column A.

Column H--Variance (Over or Under) - Show the difference between the estimated costs at completion (Column F) and negotiated costs (Column G) when entries have been made in Column F. This column need not be filled in when Column F is blank. When a line item varies by plus or minus 10 percent, i.e., the percentage arrived at by dividing Column F by Column G, an explanation of the variance should be submitted. In the case of an overrun (net negative variance), this submission shall not be deemed as notice under the Limitation of Cost (Funds) Clause of the contract.

Modifications: Any modification in the amount negotiated for an item since the preceding report should be listed in the appropriate cost category.

Expenditures Not Negotiated: An expenditure for an item for which no amount was negotiated (e.g., at the discretion of the contractor in performance of its contract) should be listed in the appropriate cost category and all columns filled in, except for G. Column H will of course show a 100 percent variance and will be explained along with those identified under H above.

NIH(RC)-4                                                          ATTACHMENT 2
Rev. 5/97

        SAMPLE INVOICE/FINANCING REQUEST AND CONTRACT FINANCIAL REPORT

(a)    Billing Office Name and Address                 (b) Invoice/Financing Request No.__________________________

       NATIONAL INSTITUTES OF HEALTH
       National Institute of Allergy and Infectious    (C) Date Invoice Prepared__________________________________
       Diseases, CMB
       6700-B Rockledge Drive, Room 2230, MSC 7612
       Bethesda, MD 20892-7612                         (d) Contract No.___________________________________________

(e)    Payee's Name and Address                            Effective Date_________________________________________
       ABC CORPORATION
       100 Main Street                                 (f) Total Estimated Cost___________________________________
       Anywhere, USA zip code
                                                       (g) Total Fixed Fee________________________________________
Attn:  Name, Title, & Phone Number of Official to
       Whom Payment is Sent

(h) This invoice/financing request represents reimbursable costs for the period from _________ to _________

   Expenditure Category*          Cumulative Percentage          Incurred Cost                  Cost at      Contract     Variance
             A                       of Effort/Hrs.                                            Completion     Amount          H
                                                                                                   F            G
                                 ----------------------   -------------------------------
                                 Negotiated     Actual    (I) Current      (j) Cumulative
                                      B            C            D                E
------------------------------   ----------     ------    -----------      ---------------     ----------    --------     ---------
(k) Direct Costs:
    (1) Direct Labor
    (2) Fringe Benefits
    (3) Accountable Property
        (attach HHS-565)
    (4) Materials & Supplies
    (5) Premium Pay
    (6) Consultant Fees
    (7) Travel
    (8) Subcontracts
    (9) Other
Total Direct Costs
(l) Cost of Money
(m) Overhead
    G&A
(n) Fixed Fee
(o) Total Amount Claimed
(p) Adjustments
(q) Grand Totals


I certify that all payments are for appropriate purposes and in accordance with the contract.

       ---------------------------   --------------------
       (Name of Official)           (Title)

* Attach details as specified in the contract

NIH(RC)-4                                                          ATTACHMENT 2
Rev. 5/97

           PHS 352.223-70 SAFETY AND HEALTH (DEVIATION) (AUGUST 1997)

(a) To help ensure the protection of the life and health of all persons, and to help prevent damage to property, the Contractor shall comply with all Federal, State and local laws and regulations applicable to the work being performed under this contract. These laws are implemented and/or enforced by the Environmental Protection Agency, Occupational Safety and Health Administration and other agencies at the Federal, State and local levels (Federal, State and local regulatory/enforcement agencies).

(b) Further, the Contractor shall take or cause to be taken additional safety measures as the Contracting Officer in conjunction with the project or other appropriate officer, determines to be reasonably necessary. If compliance with these additional safety measures results in an increase or decrease in the cost or time required for performance of any part of work under this contract, an equitable adjustment will be made in accordance with the applicable "Changes" Clause set forth in this contract.

(c) The Contractor shall maintain an accurate record of, and promptly report to the Contracting Officer, all accidents or incidents resulting in the exposure of persons to toxic substances, hazardous materials or hazardous operations; the injury or death of any person; and/or damage to property incidental to work performed under the contract AND all violations for which the Contractor has been cited by any Federal, State or local regulatory/enforcement agency. The report shall include a copy of the notice of violation and the findings of any inquiry or inspection, and an analysis addressing the impact these violations may have on the work remaining to be performed. The report shall also state the required action(s), if any, to be taken to correct any violation(s) noted by the Federal, State or local regulatory/enforcement agency and the time frame allowed by the agency to accomplish the necessary corrective action.

(d) If the Contractor fails or refuses to comply promptly with the Federal, State or local regulatory/enforcement agency's directive(s) regarding any violation(s) and prescribed corrective action(s), the Contracting Officer may issue an order stopping all or part of the work until satisfactory corrective action (as approved by the Federal, State or local regulatory/enforcement agencies) has been taken and documented to the Contracting Officer. No part of the time lost due to any stop work order shall be subject to a claim for extension of time or costs or damages by the Contractor.

(e) The Contractor shall insert the substance of this clause in each subcontract involving toxic substances, hazardous materials, or operations. Compliance with the provisions of this clause by subcontractors will be the responsibility of the Contractor.

                                 (End of clause)

Safety and Health Clause (Deviation)                            ATTACHMENT 3
PHS 352.223-70, (8/97)

                        PROCUREMENT OF CERTAIN EQUIPMENT


Notwithstanding any other clause in this contract, the Contractor will not be reimbursed for the purchase, lease, or rental of any item of equipment listed in the following Federal Supply Groups, regardless of the dollar value, without the prior written approval of the Contracting Officer.

            67 -  Photographic Equipment
            69 -  Training Aids and Devices
            70 - General Purpose ADP Equipment, Software, Supplies and Support (Excluding 7045-ADP Supplies and Support Equipment.)
            71 -  Furniture
            72 -  Household and Commercial Furnishings and Appliances
            74 -  Office Machines and Visible Record Equipment
            77 -  Musical Instruments, Phonographs, and Home-type Radios
            78 -  Recreational and Athletic Equipment


When equipment in these Federal Supply Groups is requested by the Contractor and determined essential by the Contracting Officer, the Government will endeavor to fulfill the requirement with equipment available from its excess personal property sources, provided the request is made under a cost-reimbursement contract. Extensions or renewals of approved existing leases or rentals for equipment in these Federal Supply Groups are excluded from the provisions of this article.

NIH(RC)-7  (4/1/84)                                         ATTACHMENT 4
OMB Bulletin 81-16

                  SCHEDULE II-A - GOVERNMENT FURNISHED PROPERTY


ITEM             DESCRIPTION                          MANUFACTURER             MODEL NUMBER         QUANTITY
----------------------------------------------------------------------------------------------------------------------
GENERAL REPOSITORY EQUIPMENT
1        BIOLOGICAL SAFETY CABINET                       CCI                   740                  2
2        WATER BATHS                                     ELEMCO                70                   2
3        -70(DEGREE)MECHANICAL FREEZER WITH RACKS        REVCO                 ULT2090EN            28
4        -70(DEGREE)MECHANICAL FREEZER WITH RACKS        HARRIS                HLT19LS85            17
5        LN2 FREEZER WITH RACKS                          MVE                   A4500                12
6        LN2 FREEZER WITH RACKS                          MVE                   XLC-1840             5
7        LN2 CRYOGENIC SHIPPER                           MVE                   TA-60                2
8        -70(DEGREE)MECHANICAL FREEZER WITH RACKS        RUSH                  3185                 8
9        LN2 CRYOGENIC SHIPPER                           CUSTOM BIOGENICS      DS-3                 3
10       LN2 CRYOGENIC SHIPPER                           TAYLOR-WHARTON        CP65                 4
11       LN2 FREEZER WITH RACKS                          TAYLOR-WHARTON       33K                   7
12       LN2 BULK STORAGE TANK                           MVE                  VVXC3000NC1           1
13       VACUUM JACKETED LN2 DISTRIBUTION PIPE           MVE                  NONE                  1
14       -70(DEGREE)MECHANICAL FREEZER WITH RACKS        HARRIS               HLT-36LS86            15
15       PLASTIC SHIPPING CASE FOR LN2 SHIPPER           MVE                  NONE                  1
16       LN2 FREEZER WITH RACKS                          TAYLOR-WHARTON       38KM21                7
17       DOT CERTIFIED DRY ICE SHIPPING CONTAINER        U.S. ARMY            FSSU-21               15 (APPROX.)
18       DOT CERTIFIED DRY ICE SHIPPING CONTAINER        U.S. ARMY            FSSU-4                5 (APPROX.)
COMPUTER HARDWARE, SOFTWARE AND DATA COMMUNICATIONS EQUIPMENT
1        9000/800 G40 BUSINESS SERVER WITH               HEWLETT-             9000/G40              1
         128 MB RAM, 7 GB HARD DISK STORAGE,             PACKARD
         DAT CARTRIDGE TAPE DRIVE, CD-ROM DRIVE, 16
         PORT MUX, HP-IB INTERFACE


Government Furnished Property                                  ATTACHMENT 5
Schedule II-A (8/16/99)                                         Page 2 of 3

----------------------------------------------------------------------------------------------------------------------
2        HP-UNIX OPERATING SYSTEM SOFTWARE               HEWLETT-PACKARD      V10.20                1
3        ORACLE RDBMS SOFTWARE                           ORACLE               V7.3                  1
4        CASE DESIGNER 2000 SOFTWARE                     ORACLE               NONE                  1
5        CASE DEVELOPER 2000 SOFTWARE                    ORACLE               NONE                  1
6        ANSI C COMPILER                                 HEWLETT-PACKARD      NONE                  1
7        POWERMON SOFTWARE                               SYSTEMS             V1.3                   1
                                                         ENHANCEMENT
                                                         CORPORATION
8        X-TERMINAL                                      HEWLETT-PACKARD     A1097C                 1
9        ENVIZEX COMPUTER TERMINAL                       HEWLETT-PACKARD     D1196A                 4
10       ENTRIA WORKSTATION                              HEWLETT-PACKARD     C3264A                 1
11       COMPUTER TERMINAL                               DEC                 VT420-CA               2
12       UNINTERRUPTIBLE POWER SUPPLY FOR HP             DEC                 NONE                   1
13       GATEWAY 2000 PERSONAL COMPUTER WITH PENTIUM     GATEWAY             4DX-33                 1
         OVERDRIVE CHIP, 32 MB RAM, 200 MB AND 1.6 GB
         HDS, DUAL FLOPPY DRIVE, CD-ROM DRIVE, LAN
         CARD, INTERNAL FAX-MODEM, AND COLOR MONITOR
14       COMPAQ PRESARIO PERSONAL COMPUTER WITH PENTIUM  COMPAQ              PRESARIO               1
         CHIP, 32 MB RAM, 4.3 GB HD, FLOPPY DRIVES,
         CD-ROM, LAN CARD, INTERNAL FAX-MODEM, AND
         COLOR MONITOR
15       WINDOWS 95 SOFTWARE                             MICROSOFT           WINDOWS 95             2

----------------------------------------------------------------------------------------------------------------------
16       WORDPERFECT SUITE 7                             COREL               V7.0                   2
17       DBMS/COPY                                       SPSS, INC.          V5.0                   1
18       SMARTERM ESSENTIALS                             PERSOFT, INC.       V7.0                   2
19       PLATINUM DB MONITORING SW FOR HP G40            PLAT.TECHNOLOGIES   V3.1                   1
20       14400 BAUD EXTERNAL MODEM                       PRACTICAL           PM14400FXMT
                                                         PERIPHERALS
21       POWER SURGE PROTECTOR                           TRIPPE              ISOBAR 4               1
22       DOT MATRIX PRINTER                              DEC                 LA-424                 1
23       PRINTER WITH POSTSCRIPT AND 4 MB RAM MODULES    HEWLETT-PACKARD     LASERJET 4             1
24       EXTERNAL CASSETTE TAPE DRIVE FOR COMPAQ         IOMEGA DITTO        EASY 3200              1
25       SMART 650VA UNINTERRUPTIBLE POWER SUPPLY FOR PC APC                 VS650                  2
26       BAR CODE SCANNER                                AMERICAN            5310HP4342             1
                                                         MICROSYSTEMS
27       DELTA PLUS LABEL PRINTER                        ELTRON              TLP2642PSA             1
28       LABEL WORKS SOFTWARE                            AMERICAN            V2.0                   1
                                                         MICROSYSTEMS
29       DESKPRO PERSONAL COMPUTER WITH 1 MB RAM,        COMPAQ              286E                   1
         FLOPPY DRIVES, 40 MB HARD DRIVE, AND
         MONOCHROME MONITOR
30       PAPER COPIER                                    MINOLTA             EP-2121                1
31       PLAIN PAPER FACSIMILE MACHINE                   MURATEC             F-86                   1
32       LASER JET COLOR PRINTER                         HEWLETT-PACKARD     5M                     1


Government Furnished Property                                  ATTACHMENT 5
Schedule II-A (8/16/99)                                         Page 4 of 3